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                                Exhibit 10.21





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     GOVERNANCE AGREEMENT dated as of February 29, 1996, between
CIBA-GEIGY LIMITED, a Swiss corporation ("Ciba"), and HEXCEL CORPORATION, a Delaware corporation ("Hexcel").

     WHEREAS Hexcel, Ciba and Ciba-Geigy Corporation, a New York corporation ("CGC"), are parties to a Strategic Alliance Agreement dated as of September 29, 1995 and amended as of December 12, 1995 (the
"Strategic Alliance Agreement"), and upon consummation of the transactions contemplated therein (the "Transactions"), Ciba will Beneficially Own approximately 49.9% of the Total Voting Power of Hexcel (as such terms are defined below); and

     WHEREAS the parties hereto wish to further establish the nature of their strategic alliance and set forth their agreement concerning the governance of Hexcel following consummation of the Transactions as well as certain matters relating to Ciba's ownership of Voting Securities (as such term is defined below).

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

Section 1.01. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

          An "AFFILIATE" of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. "CONTROL" has the meaning specified in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

          "ASSOCIATE" has the meaning set forth in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.


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Any Person shall be deemed to "BENEFICIALLY OWN", to have "BENEFICIAL
OWNERSHIP" of, or to be "BENEFICIALLY OWNING" any securities (which securities shall also be deemed "BENEFICIALLY OWNED" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement.

          "BOARD" means the board of directors of Hexcel.

          "BROAD DISTRIBUTION" (A) with respect to Voting Securities, means a distribution of Voting Securities that, to the knowledge, after due inquiry, of the Person on whose behalf such distribution is being made, will not result in the acquisition by any other Person of any such Voting Securities to the extent that, after giving effect to such acquisition, such acquiring Person would hold in excess of the greater of
(x) 5% of the Total Voting Power of Hexcel or (y) if such acquiring Person is an institutional investor eligible to file a Statement on
Schedule 13G (or any successor form) with respect to its investment in Hexcel, 7% of the Total Voting Power of Hexcel and (B) with respect to the equity securities of a Ciba Entity, shall have the same meaning as set forth in clause (A) above substituting the equity securities of such Ciba Entity for Voting Securities and the total voting power of such Ciba Entity for the Total Voting Power of Hexcel.

          "BUYOUT TRANSACTION" means a tender offer, merger, sale of all or substantially all Hexcel's assets or any similar transaction that offers each holder of Voting Securities (other than, if applicable, the Person proposing such transaction) the opportunity to dispose of all Voting Securities Beneficially Owned by each such holder or otherwise contemplates the acquisition of all (but not less than all) Voting Securities Beneficially Owned by each such holder.

          "CGC" has the meaning set forth in the recitals to this Agreement.

          "CHAIRMAN" means the Chairman of the Board and Chief Executive Officer of Hexcel.

          "CIBA" has the meaning set forth in the recitals to this Agreement.

          "CIBA DIRECTORS" means Ciba Nominees who are elected or appointed to serve as members of the Board in accordance with this Agreement.

          "CIBA ENTITY" means any Subsidiary of Ciba that holds Voting
Securities.


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          "CIBA NOMINEES" means such Persons as are so designated by
Ciba, as such designations may change from time to time in accordance with this Agreement, to serve as members of the Board pursuant to Section
2.02 hereof.

          "CLOSING DATE" means the date of the closing of the Transactions.

          "CUSTOMARY ACQUISITION/CONTROL PREMIUM" means the aggregate realizable value for all Voting Securities (including Voting Securities owned by Ciba or any Ciba Entity), assuming a sale of Hexcel in its entirety in a transaction or series of related transactions to a third party or parties on an arm's length basis in a controlled auction process designed to maximize shareholder value by attracting all possible bidders, including Ciba and its affiliates.

          "ELECTION DATE" means the tenth anniversary of the Closing Date and, if Ciba exercises its right to extend this Agreement for one or more successive two year periods thereafter pursuant to Section 5.01(a)(i), the date on which each such extension period expires.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "GOVERNMENTAL ENTITY" means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

          "GROUP" has the meaning set forth in Section 13(d) of the Exchange Act as in effect on the date of this Agreement.

          "HEXCEL" has the meaning set forth in the recitals to this Agreement.

          "HEXCEL COMMON" means the common stock of Hexcel, par value $0.01 per share.

          "INDEPENDENT DIRECTOR" means a director of Hexcel who is not a Ciba Director and who (i) is not and has never been an officer, employee or director of Ciba or any affiliate (other than Hexcel) or associate of Ciba and (ii) has no affiliation or compensation, consulting or contractual relationship with Ciba or any of its affiliates (other than Hexcel) such that a reasonable person would regard


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such director as likely to be unduly influenced by Ciba or any of its affiliates (other than Hexcel).

          "OTHER HOLDERS" means the holders of the Other Shares.

          "OTHER SHARES means Voting Securities not Beneficially Owned by Ciba or any Ciba Entity.

          "PERSON" means any individual, group, corporation, firm, partnership, joint venture, trust, business association, organization, Governmental Entity or other entity.

          "PRESIDENT" means the President and Chief Operating Officer of
Hexcel.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the date hereof between Ciba and Hexcel.

          "REQUISITE CONSIDERATION" means consideration that is (i) approved by (x) a majority of the Independent Directors acting solely in the interests of the Other Holders, after the receipt of an opinion of an independent nationally recognized investment banking firm retained by them or (y) a majority in interest of the Other Holders by means of a Stockholder Vote solicited pursuant to a proxy statement containing the information required by Schedule 14A under the Exchange Act (it being understood that the Independent Directors shall, consistent with their fiduciary duties, be free to include in such proxy statement, if applicable, the reasons underlying any failure by them to approve a Buyout Transaction by the requisite vote, including whether a fairness opinion was sought by the Independent Directors and any opinions or recommendations expressed in connection therewith) and (ii) in the opinion of an independent nationally recognized investment banking firm (including such a firm retained by Ciba), fair to the Other Holders from a financial point of view. In connection with the retention of any investment banking firm referred to herein, the Independent Directors shall instruct such investment banking firm, unless the Independent Directors conclude, after consultation with their outside legal and financial advisors, that such instructions are not appropriate, to (a) value Hexcel's businesses taking into account a premium for control and
(b) assume for purposes of such opinion that the Other Holders are entitled to their proportionate part of a Customary Acquisition/Control Premium.


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          "REQUISITE DISTRIBUTION" means a public offering registered under the Securities Act or a non-registered distribution conducted pursuant to an applicable exemption from registration under the Securities Act, in each case that is conducted in a manner calculated to achieve a Broad Distribution.

          "SEC" means the Securities and Exchange Commission or any successor Governmental Entity.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "SIGNIFICANT SUBSIDIARY" has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act as in effect on the date of this Agreement.

          "STANDSTILL PERIOD" means the five-year period commencing on the Closing Date.

          "STOCKHOLDER VOTE" means as to any matter to be presented to holders of Voting Securities, a vote at a duly called and held annual or special meeting of the holders of Voting Securities entitled to vote on such matter.

          "STRATEGIC ALLIANCE AGREEMENT" has the meaning set forth in the recitals to this Agreement.

          "SUBSIDIARY" means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests.

          "THIRD PARTY OFFER" means a bona fide offer to enter into a Buyout Transaction by a Person other than Ciba or any of its affiliates or any other Person acting on behalf of Ciba or any of its affiliates that does not treat Ciba or any Ciba Entity differently than the Other Holders.

          "TOTAL VOTING POWER OF HEXCEL" means the total number of votes that may be cast in the election of directors of Hexcel if all Voting Securities outstanding or treated as outstanding pursuant to the final sentence of this definition were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power of Hexcel Beneficially Owned by any Person is the


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percentage of the Total Voting Power of Hexcel that is represented by the total number of votes that may be cast in the election of directors of Hexcel by Voting Securities Beneficially Owned by such Person. In calculating such percentage, the Voting Securities Beneficially Owned by any Person that are not outstanding but are subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights Beneficially Owned by such Person shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power represented by Voting Securities Beneficially Owned by such Person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power represented by Voting Securities Beneficially Owned by any other Person.

          "TRANSACTIONS" has the meaning set forth in the recitals to this Agreement.

          "VOTING SECURITIES" means Hexcel Common and any other securities of Hexcel or any Subsidiary of Hexcel entitled to vote generally in the election of directors of Hexcel or such Subsidiary of Hexcel.

                                   ARTICLE II

                              CORPORATE GOVERNANCE

          SECTION 2.01. BOARD OF DIRECTORS. The Board shall consist of ten members, two of whom shall be the Chairman and the President.

          SECTION 2.02. CIBA BOARD REPRESENTATION. (a) If Ciba Beneficially Owns 30% or more of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e), the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of four Ciba Directors, the Chairman, the President and four additional Independent Directors.

          (b) If Ciba Beneficially Owns less than 30% but at least 20% of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e), the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of


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such nominees that, if elected, would result in the Board consisting of three Ciba Directors, the Chairman, the President and five additional Independent Directors.

          (c) If Ciba Beneficially Owns less than 20% but at least 15% of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e), the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of two Ciba Directors, the Chairman, the President and six additional Independent Directors.

          (d) If Ciba Beneficially Owns less than 15% but at least 10% of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e), the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of one Ciba Director, the Chairman, the President and seven additional Independent Directors.

          (e) In order to determine (x) the number of Ciba Nominees to be included in any slate of directors to be presented to stockholders for election to the Board and (y) the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba for purposes of Sections 2.04 and 2.06, Ciba shall be deemed to Beneficially Own a percentage of the Total Voting Power of Hexcel that is no more than (1) 49.9% of the Total Voting Power of Hexcel (or such greater percentage as Ciba in fact hereafter Beneficially Owns in accordance with the terms of this Agreement) less
(2) the percentage of the Total Voting Power of Hexcel represented by any Voting Securities disposed of by Ciba or any Ciba Entity since the Closing.

          SECTION 2.03. DESIGNATION OF SLATE. Any Ciba Nominees that are included in a slate of directors pursuant to Section 2.02 shall be designated by Ciba, and any Independent Director nominees who are to be included in any slate of directors pursuant to Section 2.02 shall be designated by majority vote by the then incumbent Independent Directors (including the Chairman and the President if he or she is an Independent Director). Hexcel's nominating committee shall nominate each person so designated. The initial Ciba Nominees shall be John M.D. Cheesmond, Stanley Sherman, Joseph T. Sullivan and Hermann Vodicka. The initial Chairman shall be John J. Lee. The initial President shall be Juergen Habermeier. Upon consummation of the Transactions, the number of directors constituting the entire Board will be fixed at ten and a sufficient number of the then serving members of the Board will resign in order to permit the appointment


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of the initial Ciba Nominees and the initial President to fill the vacancies thereby created. The remaining members of the Board shall be Marshall S. Geller, Peter A. Langerman, George S. Springer and Frederick
W. Stanske.

          SECTION 2.04. COMMITTEE MEMBERSHIP. Ciba Directors shall serve on each committee of the Board, including the finance, audit, nominating, and compensation committees of the Board. So long as Ciba Beneficially Owns 40% or more of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e), each committee of the Board shall consist of the same number of Ciba Directors as Independent Directors. At all other times, each such committee shall be comprised such that Ciba's representation on such committee is at least proportionate to its representation on the Board unless the committee is comprised of three members or less, in which case at least one Ciba Director shall serve.

          SECTION 2.05. RESIGNATIONS AND REPLACEMENTS. (a) If at any time a member of the Board resigns (pursuant to this Section 2.05 or otherwise) or is removed, a new member shall be designated to replace such member until the next election of directors. If consistent with
Section 2.02 the replacement director is to be a Ciba Director, Ciba shall designate the replacement Ciba Director. If the former member was the Chairman or President, the replacement Chairman or President, respectively, shall be the replacement. Except as set forth in paragraph
(c) below, if consistent with Section 2.02, the replacement director is to be an Independent Director (other than the Chairman or President), the remaining Independent Directors (including the Chairman and the President if he or she is an Independent Director) shall designate the replacement Independent Director.

          (b) Subject to paragraph (c) below, if at any time the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba decreases to a point at which the number of Ciba Nominees entitled to be nominated to the Board in accordance with this Agreement in an election of directors presented to stockholders would decrease, within 10 days thereafter Ciba shall cause a sufficient number of Ciba Directors to resign from the Board so that the number of Ciba Directors on the Board after such resignation(s) equals the number of Ciba Nominees that Ciba would have been entitled to designate had an election of directors taken place at such time. Ciba shall also cause a sufficient number of Ciba Directors to resign from any relevant committees of the Board so that such committees are comprised in the manner contemplated by Section 2.04 after giving effect to such resignations. Any vacancies created by the resignations required by this Section 2.05(b) shall be filled by Independent Directors.


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          (c)  If at any time the percentage of the Total Voting Power of
Hexcel Beneficially Owned by Ciba decreases as a result of an issuance of Voting Securities by Hexcel, Ciba may notify Hexcel that Ciba intends to acquire a sufficient amount of additional Voting Securities in accordance with this Agreement necessary to maintain its then current level of Board representation within 90 days, PROVIDED, HOWEVER, that if during such period (or any extension under this proviso), Ciba is prohibited from purchasing Voting Securities in order to comply with applicable law or refrains from such purchases at Hexcel's request, such period shall be extended by the number of days during which Ciba is so prohibited or so refrains. In such event, until the end of such period (and thereafter if Ciba in fact restores its percentage of the Total Voting Power of Hexcel during such period and provided that Ciba continues to maintain the requisite level of Beneficial Ownership of Voting Securities in accordance with Section 2.02) the Board shall continue to have the number of Ciba Directors that corresponds to the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba prior to such issuance of Voting Securities by Hexcel.

          SECTION 2.06. APPROVALS. (a) So long as Ciba Beneficially Owns 40% or more of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e), neither the Board nor any committee of the Board shall take any action, including approval, authorization or ratification of any action or inaction by officers, agents or employees of Hexcel, without the affirmative vote of at least one Ciba Director and one Independent Director.

          (b) The Board shall not authorize, approve or ratify any of the following actions without the approval of a majority of the Ciba Directors (x) so long as Ciba Beneficially Owns 33% or more of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e) and, if Ciba's percentage ownership of the Total Voting Power of Hexcel is reduced below 33% as so determined by an issuance of Voting Securities by Hexcel, until 10 business days after Hexcel notifies Ciba in writing of such issuance, and (y) during the 90-day period following an issuance of Voting Securities by Hexcel that causes Ciba to Beneficially Own less than 33% of the Total Voting Power of Hexcel as so determined if Ciba shall have notified Hexcel within 10 business days after Ciba's receipt of a written notification of such issuance that Ciba intends to acquire a sufficient amount of Voting Securities within such 90-day period so that it will Beneficially


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Own at least 33% of the Total Voting Power of Hexcel determined in accordance with Section 2.02(e) by the end of such 90-day period:

         (i) any merger, consolidation, acquisition or other business combination involving Hexcel or any Subsidiary of Hexcel if the value of the consideration to be paid or received by Hexcel in any such individual transaction or in such transaction when added to the aggregate value of the consideration paid or received by Hexcel in all other such transactions approved by the Board during the prior 12 months exceeds the greater of
    (x) $75 million or (y) 11% of Hexcel's total consolidated assets;

         (ii) any sale, transfer, assignment, conveyance, lease or other disposition or any series of related dispositions of any assets, business or operations of Hexcel or any of its Subsidiaries if the value of the assets, business or operations so disposed exceeds the greater of
    (x) $75 million or (y) 11% of Hexcel's total consolidated assets;

         (iii) any issuance by Hexcel or any Significant Subsidiary of Hexcel of equity securities (other than pursuant to customary employee or director stock option or incentive compensation or similar plans and other than transactions solely among Hexcel and its Subsidiaries) or of any bonds, debentures, notes or other securities convertible into, exchangeable for or exercisable for equity securities if the aggregate net proceeds to Hexcel of such issuance or of such issuance when added to the aggregate net proceeds of all such issuances approved by the Board during the prior
    12 months exceeds the greater of (x) $75 million or (y) 11% of Hexcel's total consolidated assets; and

          (iv) any new capital expenditure program or any capital expenditure that is not part of a capital expenditure program previously approved by the Board, if the amount or anticipated amount of such program or expenditure or of such program or expenditure when added to the aggregate amount of capital expenditures not so approved by the Board during the prior 12 months exceeds the greater of (x) $50 million or (y) 7% of Hexcel's total consolidated assets.

          SECTION 2.07. SOLICITATION AND VOTING OF SHARES. (a) Hexcel shall use reasonable efforts to solicit from the stockholders of Hexcel eligible to vote for the election of directors proxies in favor of the Board nominees selected in accordance with Section 2.02.


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         (b)  Except as provided in Section 3.03, until the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba falls below either (x) 15% if and so long as there is on file with the SEC any Statement on Schedule 13D or 13G (or any comparable successor form) showing Beneficial Ownership by any Person (other than Ciba or the Ciba Entities) of 10% or more of the Total Voting Power of Hexcel or (y) 10% in all other cases, (A) in any election of directors or at any meeting of the stockholders of Hexcel called expressly for the removal of directors, so long as the Board includes (and will include after any such removal) the Ciba Directors contemplated by Section 2.02, Ciba shall and shall cause any Ciba Entity to be present for purposes of establishing a quorum and shall vote and shall cause any Ciba Entity to vote all its Voting Securities entitled to vote (1) in favor of any nominee or director selected in accordance with Section 2.02 and (2) otherwise against the removal of any director designated in accordance with Section
2.02 and (B) in any other matter submitted to, or to be acted upon by, stockholders, Ciba shall and shall cause any Ciba Entity, if applicable, to be present for purposes of establishing a quorum and shall vote and shall cause any Ciba Entity to vote all its Voting Securities entitled to vote either, at the discretion of Ciba, (1) as recommended by the Board or (2) in proportion to the votes cast with respect to the Other Shares; PROVIDED, HOWEVER, that, except as provided in Section 3.03, Ciba and any Ciba Entity shall be free to vote all its Voting Securities entitled to vote in its sole discretion on the following matters submitted to or acted upon by stockholders so long as such matters were not submitted to or acted upon by stockholders, without the concurrence of the Board (or if with such concurrence so long as such concurrence is not obtained by Ciba in violation of this Agreement), at the request of Ciba or any of its affiliates (other than Hexcel) or at the request of any Person acting on behalf of Ciba or any of its affiliates (other than Hexcel):

         (i) any amendment to Hexcel's certificate of incorporation (provided, however, that Ciba and any Ciba Entity shall vote against any such amendment that is inconsistent with Section 4.14 of the Strategic Alliance Agreement);

         (ii) any merger, consolidation, acquisition or other business combination involving Hexcel or any Subsidiary of Hexcel;

         (iii) any sale, lease, transfer or other disposition of the business operations or assets of Hexcel;


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         (iv) any recapitalization, restructuring or similar transaction or series of transactions involving Hexcel or any Significant Subsidiary of Hexcel;

         (v) any dissolution or complete or partial liquidation or similar arrangement of Hexcel or any Significant Subsidiary of Hexcel;

         (vi) any issuance of equity securities (other than pursuant to customary employee or director stock option or incentive compensation or similar plans and other than transactions solely among Hexcel and its Subsidiaries approved by the Board in accordance with this Agreement) or of any bonds, debentures, notes or other securities convertible into, exchangeable for or exercisable for equity securities; and

         (vii) entering into any material joint venture, collaboration or partnership by Hexcel or any Subsidiary of Hexcel.

         SECTION 2.08. CERTIFICATE OF INCORPORATION AND BY-LAWS; ANTI-TAKEOVER MEASURES. (a) Hexcel shall present to stockholders for approval at its first meeting of stockholders following the date of this Agreement amendments to its by-laws reflecting the provisions of Article II of this Agreement and such other matters as the parties may reasonably agree. Those by-laws reflecting the provisions of Article II of this Agreement shall not thereafter be amended during the term of this Agreement except with Ciba's written consent. Hexcel and Ciba shall each take or cause to be taken all lawful action necessary to ensure at all times that Hexcel's certificate of incorporation and by-laws are not at any time inconsistent with the provisions of this Agreement.

          (b) Hexcel shall not adopt or implement any takeover defense measures applicable to Ciba or any of its affiliates, including the institution or amendment by Hexcel or any of its Subsidiaries of any stockholders rights plan or similar plan or device, or any change of control matters (including provisions in future agreements or collaborations (i) that contain any restrictions on Ciba by virtue of its Beneficial Ownership of Voting Securities or (ii) that would subject Ciba or Hexcel to any adverse effect if Ciba increased the Total Voting Power of Hexcel Beneficially Owned by it in accordance with this Agreement).

          (c) Except as required by applicable law, rule or regulation, Hexcel shall not approve or recommend to its stockholders any transaction or approve, recommend or take any other action (other than those expressly contemplated by


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this Agreement and other than those that affect Ciba and each Other
Holder or each director at the same time in the same manner) that would
(1) impose limitations on the legal rights of Ciba or its affiliates or associates as a stockholder of Hexcel, including, any action that would impose restrictions based upon the size of security holding, nationality of a securityholder, the business in which a securityholder is engaged or other considerations applicable to Ciba or its affiliates or associates and not to stockholders generally, (2) deny any benefit to Ciba or its affiliates or associates, proportionately as a holder of any class of Voting Securities, (3) otherwise materially adversely discriminate against Ciba, its affiliates or associates as stockholders of Hexcel or
(4) restrict the right of any Ciba Director to vote on any matter as such director believes appropriate in light of his or her duties as a director or the manner in which a Ciba Director may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or any committee thereof, except with respect to (i) entering into contractual or other business relationships with Ciba or any of its affiliates (other than in their capacity as stockholders of Hexcel), (ii) disputes with Ciba or any of its affiliates (including disputes under this Agreement), (iii) interpretation or enforcement of this Agreement or any other agreement with Ciba or any of its affiliates or (iv) any other matter involving an actual or potential conflict of interest due to such director's relationship with Ciba or any of its affiliates.

                                   ARTICLE III

                                   STANDSTILL

          SECTION 3.01. STANDSTILL. (a) Except as otherwise expressly provided in this Agreement (including this Section 3.01, Section 2.02 or
Section 3.03) or as specifically approved by a majority of the Independent Directors (so long as such approval was not obtained by Ciba in violation of this Agreement), neither Ciba nor any of Ciba's controlled affiliates shall, directly or indirectly, (i) by purchase or otherwise, acquire, agree to acquire or offer to acquire Beneficial Ownership of any Voting Securities or direct or indirect rights or options to Beneficially Own Voting Securities (including any voting trust certificates representing such securities), (ii) enter, propose to enter into, solicit or support any merger or business combination or similar transaction involving Hexcel or any of its Subsidiaries, or purchase, acquire, propose to purchase or acquire or solicit or support the purchase or acquisition of any portion of the business or assets of Hexcel or any of its Subsidiaries (except (x) for purchases or acquisitions in the ordinary course of business and (y) for proposals to purchase or acquire a non-


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material portion of the assets of Hexcel or any of its Subsidiaries that are not required to be publicly disclosed), (iii) initiate or propose any securityholder proposal without the approval of the Board granted in accordance with this Agreement or make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated by the SEC under the Exchange Act) to vote, or seek to advise or influence any Person with respect to the voting of, any Voting Securities or request or take any action to obtain any list of securityholders for such purposes with respect to any matter other than those upon which Ciba and the Ciba Entities may vote in their sole discretion under Section 2.07 (or, as to such matters, solicit any Person in a manner that would require the filing of a proxy statement under Regulation 14A of the Exchange Act), (iv) form, join or in any way participate in a group (other than a group consisting solely of Ciba and its affiliates) formed for the purpose of acquiring, holding, voting or disposing of or taking any other action with respect to Voting Securities that would be required under Section 13(d) of the Exchange Act to file a Statement on Schedule 13D with respect to such Voting Securities, (v) deposit any Voting Securities in a voting trust or enter into any voting agreement or arrangement with respect thereto (other than this Agreement), (vi) seek representation on the Board, the removal of any directors from the Board or a change in the size or composition of the Board, (vii) make any request to amend or waive any provision of this
Section 3.01, which request would require public disclosure under applicable law, rule or regulation, (viii) disclose any intent, purpose, plan, arrangement or proposal inconsistent with the foregoing (including any such intent, purpose, plan, arrangement or proposal that is conditioned on or would require the waiver, amendment, nullification or invalidation of any of the foregoing) or take any action that would require public disclosure of any such intent, purpose, plan, arrangement or proposal, (ix) take any action challenging the validity or enforceability of the foregoing or (x) assist, advise, encourage or negotiate with any Person with respect to, or seek to do, any of the foregoing.

          (b) Nothing in this Section 3.01 shall (i) prohibit or restrict Ciba from responding to any inquiries from any shareholders of Hexcel as to Ciba's intention with respect to the voting of any Voting Securities Beneficially Owned by Ciba so long as such response is consistent with the terms of this Agreement; (ii) prohibit the purchase or other acquisition of Beneficial Ownership of any Voting Securities, including pursuant to Section 3.02 or in open market purchases, so long as after giving effect to such purchase or other acquisition the percentage of the Total Voting Power of Hexcel

Beneficially Owned by Ciba does not exceed the greater of (A) 49.9% until the third anniversary of the Closing, or 57.5% thereafter, and (B) the highest percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba immediately following any action by Hexcel (including a purchase by Hexcel of Voting Securities) that increases the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba due to a reduction in the amount of Voting Securities outstanding as a result of such action; (iii) restrict the right of each Ciba Director on the Board or any committee thereof to vote on any matter as such individual believes appropriate in light of his or her duties as a director or committee member or the manner in which a Ciba Nominee may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or as a member of any committee thereof; (iv) prohibit Ciba from Beneficially Owning Voting Securities issued as dividends or distributions in respect of, or issued upon conversion, exchange or exercise of, securities which Ciba is permitted to Beneficially Own under this Agreement; (v) prohibit any officer, director, employee or agent of Ciba and its Subsidiaries from purchasing or otherwise acquiring Voting Securities so long as he or she is not a member of a group that includes Ciba or any of its affiliates or is not otherwise acting on behalf of Ciba or any of its affiliates; or (vi) prohibit Ciba or any of its affiliates from disclosing in accordance with its obligations (if any) under the federal securities laws or other applicable law its desire (if any) that Hexcel become the subject of a Buyout Transaction.

          (c) After the Standstill Period, nothing in this Section 3.01 shall prohibit or restrict Ciba or its affiliates from proposing, participating in, supporting or causing the consummation of a Buyout Transaction, including a transaction with Ciba or any of its affiliates, if all Other Holders are entitled to receive Requisite Consideration upon consummation of such Buyout Transaction.

          SECTION 3.02. CIBA RIGHT TO MAINTAIN POSITION. Hexcel hereby grants to Ciba the following irrevocable option:

          If, at any time after the Closing for so long as Ciba shall be entitled to designate one or more Ciba Nominees for election to the Board, Hexcel shall issue for cash any additional Voting Securities (except for any issuances described in the following sentence), then Hexcel shall notify Ciba of such issuance and the price and terms thereof, and Ciba shall have the option, for a period of 45 days after receipt of such notice, to purchase from Hexcel an Amount (as defined below) of such Voting Securities for the same consideration per security and on the same terms as were applicable to such issuance by Hexcel. The foregoing option shall not apply to any issuance of Voting Securities in connection with employee or director stock option or incentive compensation or similar plans. An "Amount" shall mean the smallest number of securities that would allow Ciba to Beneficially

Own the same percentage of the Total Voting Power of Hexcel as Ciba Beneficially Owned immediately prior to such issuance.

          SECTION 3.03. THIRD PARTY OFFERS. (a) In the event that Hexcel becomes the subject of a Third Party Offer that is made after the third anniversary of the Closing and that is approved by two-thirds of the Independent Directors, promptly after such approval, Hexcel shall deliver a written notice to Ciba, briefly describing the material terms of such Third Party Offer. Ciba shall, within 10 business days after receipt of such notice, either (i) offer to acquire the Other Shares on terms at least as favorable to the Other Holders as those contemplated by such Third Party Offer (in which event Hexcel shall endorse such offer by Ciba rather than such Third Party Offer; PROVIDED, HOWEVER, that if Hexcel becomes the subject of another Third Party Offer that provides for greater currently realizable value to Hexcel's stockholders (including Ciba and the Ciba Entities) than such previously proposed Third Party Offer, Hexcel shall be free to pursue such newly proposed Third Party Offer; and PROVIDED, FURTHER, that such newly proposed Third Party Offer shall be subject to Ciba's rights pursuant to this Section 3.03(a)(i) and obligations pursuant to Section 3.03(a)(ii)) or (ii) confirm in writing that it will support, and at the appropriate time Ciba shall actually support, such Third Party Offer (or an alternative Third Party Offer providing greater currently realizable value to all Other Holders) by voting and causing each Ciba Entity to vote all its Voting Securities eligible to vote thereon in favor of such Third Party Offer or, if applicable, tendering or selling and causing each such Ciba Entity to tender or sell all its Voting Securities to the Person making such Third Party Offer.

          (b) In the event that Hexcel becomes the subject of a Third Party Offer, neither Ciba nor any of the Ciba Entities may support such Third Party Offer, vote in favor of such Third Party Offer or tender or sell its Voting Securities to the Person making such Third Party Offer unless such Third Party Offer is approved by (x) a majority of the Independent Directors acting solely in the interest of the Other Holders or (y) a majority in interest of the Other Holders in a Stockholder Vote solicited pursuant to a proxy statement containing the information required by Schedule 14A under the Exchange Act (it being understood that the Independent Directors shall, consistent with their fiduciary duties, be free to include in such proxy statement, if applicable, the reasons underlying any failure by them to approve such Third Party Offer by the requisite vote, including whether a fairness opinion was sought and any opinions or recommendations expressed in connection therewith).

          (c) Notwithstanding Section 3.03(b), if Ciba has exercised the right to require Hexcel to solicit a Buyout Transaction pursuant to
Section 5.01, Ciba and the Ciba Entities may vote in favor of or tender or sell their Voting Securities pursuant to any Third Party Offer made as a result of or during such solicitation so long as such Third Party Offer offers the same consideration to all Hexcel stockholders. Unless Hexcel shall have accepted another Third Party Offer providing at least equivalent value to all Hexcel stockholders, Hexcel shall not take any action to interfere with Ciba's right to vote in favor of or tender into such a Third Party Offer (it being understood that Hexcel shall remain free to pursue alternative Third Party Offers that provide for at least equivalent currently realizable value to Hexcel's stockholders (including Ciba and the Ciba Entities) as such previously proposed Third Party Offer).

                                   ARTICLE IV

                              TRANSFER RESTRICTIONS

          SECTION 4.01. RESTRICTIONS. (a) Except in connection with a Third Party Offer that has been approved by the Independent Directors or the Other Holders in accordance with Section 3.03 or as provided in
Section 3.03(c), Ciba shall not, and shall not permit any Ciba Entity, directly or indirectly, to sell, transfer or otherwise dispose of any Voting Securities except (i) transfers solely among Ciba and its wholly owned Subsidiaries, (ii) in accordance with the volume and manner-of-sale limitations of Rule 144 under the Securities Act (regardless of whether such limitations are applicable) and otherwise subject to compliance with the Securities Act or (iii) in a registered public offering or a non-registered offering subject to an applicable exemption from the registration requirements of the Securities Act, in the case of clauses
(ii) and (iii), in a manner calculated to achieve a Broad Distribution.

          (b) Ciba shall not sell, transfer or otherwise dispose of any of the capital stock of any Ciba Entity, except to another direct or indirect wholly owned Subsidiary of Ciba; PROVIDED, HOWEVER, that nothing in this Agreement shall prohibit Ciba from effecting (x) a pro rata distribution to Ciba's stockholders or (y) a sale in a manner calculated to achieve a Broad Distribution of up to 20%, in each case, of the equity securities of a Ciba Entity if (1) such distribution or sale has a bona fide business purpose (other than the sale or distribution of Voting Securities), (2) the Voting Securities Beneficially Owned by such Ciba Entity do not constitute a material portion of the total assets of such Ciba Entity and (3) in the case of clause (x), such Ciba Entity agrees in writing to be bound by the terms and provisions of this Agreement to the same extent that Ciba would be bound if it Beneficially Owned the Voting Securities Beneficially Owned by such Ciba Entity. Other than as permitted pursuant to the proviso in the immediately preceding sentence, Ciba shall not permit any Subsidiary of Ciba that is not a direct or indirect wholly owned Subsidiary of Ciba to become a Ciba Entity.

          SECTION 4.02.  LEGENDS.  (a)  Except as set forth in paragraph
(b) below, during the term of this Agreement all certificates representing Voting Securities Beneficially Owned by Ciba shall bear an appropriate restrictive legend indicating that such Voting Securities are subject to restrictions pursuant to this Agreement and that such Voting Securities were not issued pursuant to a public offering registered pursuant to the Securities Act.

          (b) Upon any transfer or proposed transfer of Beneficial Ownership by Ciba or any Ciba Entity of any Voting Securities to any Person other than Ciba or a Ciba Entity that is permitted pursuant to this Agreement, Hexcel shall, upon receipt of timely notice and such certificates, opinions and other documentation as shall be reasonably requested by Hexcel, cause certificates representing such transferred Voting Securities to be issued not later than the time needed to effect such transfer (x) without any restrictive legend if upon consummation of such transfer such Voting Securities are no longer "restricted securities" as defined in Rule 144 under the Securities Act or (y) without any reference to this Agreement if upon consummation of such transfer such Voting Securities continue to be "restricted securities".

          SECTION 4.03. EFFECT. Any purported transfer of Voting Securities that is inconsistent with the provisions of this Article IV shall be null and void and of no force or effect.

                                    ARTICLE V

                            EXTENSION AND TERMINATION

          SECTION 5.01. CIBA ELECTION. (a) If the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba on any Election Date is greater than 10% but less than 100%, Ciba shall take either of the following actions on such Election Date:

         (i) extend this Agreement for an additional two year period, in which case so long as Ciba Beneficially Owns 25% or more of the Total Voting Power of Hexcel, on one occasion during each such two-year period Ciba may require Hexcel to solicit in good faith a Buyout Transaction in which Ciba, the Ciba Entities and the Other Holders receive the same consideration per Voting Security (in which event the provisions of this Agreement shall continue in full force and effect until the consummation of such a Buyout Transaction); or

         (ii) undertake to sell a sufficient number of Voting Securities so that the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba falls below 10% during the subsequent 18 months pursuant to one or more Requisite Distributions (in which event the provisions of this Agreement shall continue until the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba falls below 10%).

         (b) If at any time in accordance with this Agreement the percentage of the Total Voting Power of Hexcel Beneficially Owned by Ciba is either (x) 10% or less or (y) 100%, this Agreement shall automatically terminate.

         (c) If either party to this Agreement is in breach of or violates any material obligation under this Agreement and fails to cure such breach or violation within 60 days after delivery of written notice from the other party specifying such breach or violation and requesting its cure, such other party may terminate its obligations under this Agreement.

                                    ARTICLE VI

                                   MISCELLANEOUS

           SECTION 6.01. NOTICES. All notices, requests and other communications hereunder shall be in writing (including fax) and shall be sent, delivered or mailed, addressed, or faxed:

           (a)  if to Hexcel, to:

                Hexcel Corporation
                5794 West Las Positas Boulevard
                Pleasanton,CA 94588
                (T) (510) 847-9500
                (F) (510) 734-8611

                Attention of Rodney P. Jenks, Esq.

                with a copy to:

                Alan C. Myers, Esq.
                Skadden, Arps, Slate, Meagher & Flom
                919 Third Avenue
                New York, NY 10022
                (T) (212) 735-3000
                (F) (212) 735-2000

            (b) if to Ciba, to:

                Ciba-Geigy Limited
                CH 4002
                Basle, Switzerland
                (T) (41) 61 697-4750
                (F) (41) 61 697-8253

                Attention of Mr. John M.D. Cheesmond
               with copies to:

               Ciba-Geigy Corporation
               520 White Plains Road
               P.O. Box 2005
               Tarrytown, NY 10591-9005
               (T) (914) 785-2000
               (F) (914) 785-2844

               Attention of Mr. Stanley Sherman and
               Attention of John J. McGraw, Esq.

               and

               Ciba-Geigy Limited
               CH  4002
               Basle, Switzerland
               (T) (41) 696-5107
               (F) (41) 696-4677

               Attention of Dr. Peter Rudolf

               and

               Philip A. Gelston, Esq.
               Cravath, Swaine & Moore
               825 Eighth Avenue
               New York, NY 10019
               (T) (212) 474-1548
               (F) (212) 474-3700


Each such notice, request or other communication shall be given (i) by hand delivery, (ii) by nationally recognized courier service or (iii) by fax, receipt confirmed. Each such notice, request or communication shall be effective (A) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 6.01 (or in accordance with the latest unrevoked written direction from such party) and (B) if given by fax, when such fax is transmitted to the fax number specified in this Section 6.01 (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received.

          SECTION 6.02. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 6.03. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

          SECTION 6.04. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

          SECTION 6.05. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement together with the Registration Rights Agreement and the Strategic Alliance Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto and, solely with respect to the proviso in Section 2.07(b)(i), the Indemnified Individuals (as defined in the Strategic Alliance Agreement), any rights or remedies hereunder.

          SECTION 6.06. FURTHER ASSURANCES. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

          SECTION 6.07. GOVERNING LAW; EQUITABLE REMEDIES. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of injunctions, in order to enforce specifically the provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

          SECTION 6.08. CONSENT TO JURISDICTION. Each party hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 6.01 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          SECTION 6.09. AMENDMENTS; WAIVERS. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; PROVIDED that no such amendment or waiver by Hexcel shall be effective without the approval of a majority of the Independent Directors. Notwithstanding any provision herein to the contrary, if a majority of the Independent Directors determine in good faith to do so, such Independent Directors may seek to enforce, in the name and on behalf of Hexcel, the terms of this Agreement against Ciba.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 6.10. ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, except that either party may assign all its rights and obligations to the assignee of all or substantially all of the assets of such party, PROVIDED that such party shall in no event be released from its obligations hereunder without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.


CIBA-GEIGY LIMITED,


 by /s/ JOHN M.D. CHEESMOND
    -------------------------------------------
    Name:  John M.D. Cheesmond
    Title: Head of Regional Finance and Control


 by /s/ PETER RUDOLF
    -------------------------------------------
    Name:  Peter Rudolf
    Title: Senior Division Counsel


HEXCEL CORPORATION,


 by /s/ WILLIAM P. MEEHAN
    -------------------------------------------
    Name:  William P. Meehan
    Title: Vice President, Chief Financial
           Officer & Treasurer